Exhibit 99.1

Harvard Bioscience Announces Fourth Quarter and Full-Year 2025 Financial Results

•	Fourth Quarter 2025 Revenues of $23.7M and Gross Margin of 59.7%
•	Full Year 2025 Revenues of $86.6M and Gross Margin of 57.7%
•	Interim CFO Mark Frost Appointed CFO on Permanent Basis
•	Introduces Full Year 2026 Guidance which Reflects Anticipated Revenue Growth Driven by New Products for Translational Science

HOLLISTON, Mass., March 12, 2026 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company” or “Harvard Bioscience”) today announced financial results for the fourth quarter and full year ended December 31, 2025.

“2025 was a pivotal year for Harvard Bioscience as we strengthened our balance sheet and streamlined our operating model. This culminated in fourth quarter results that reflect disciplined execution, an improved product mix, and the cost reductions implemented throughout the year,” said John Duke, President and Chief Executive Officer. “As we look ahead, we are evolving from a traditional life science tools provider into a leading enabler of translational science. By embracing the ongoing shift to New Approach Methodologies (NAMs) and focusing on new products for translational science, we’ll help our customers generate more predictive, human-relevant data earlier in the drug development process. We believe we are well-positioned for a new phase of growth and are confident in our outlook and our ability to drive sustainable shareholder value in 2026 and beyond.”

“I’m pleased to have been appointed on a permanent basis and to continue working with the Harvard Bioscience team,” said Mark Frost, Chief Financial Officer. “We’ve made significant progress over the past year. I’m excited by the opportunity ahead, and I look forward to further engagement with our team, customers, and shareholders.”

Fourth Quarter 2025 Results

For the fourth quarter of fiscal 2025, the Company reported revenues of $23.7 million compared to $24.6 million in the fourth quarter of fiscal 2024. Gross margin for the three months ended December 31, 2025 was 59.7%, compared to 57.1% in 2024. The year-over-year increase was mostly due to the impact of cost containment actions and favorable product mix.

Net (loss) income for the fourth quarter of 2025 was ($2.8) million compared to $18 thousand in the fourth quarter of 2024. Adjusted EBITDA for the fourth quarter of 2025 was $3.8 million compared to $3.0 million in the fourth quarter of the prior year. Cash (used in) provided by operations was ($0.1) million during the three months ended December 31, 2025, compared to $1.7 million in the same period in 2024.

Results for Year Ended December 31, 2025

For the year ended December 31, 2025, revenues were $86.6 million compared to $94.1 million for the year ended December 31, 2024. Revenues declined as a result of a challenging global market and reduced spending by CROs, distributors and academic research institutions. Gross margin for the year ended December 31, 2025 was 57.7%, compared to gross margin of 58.2% in the prior year. Gross margin was unfavorably impacted by the under-absorption of fixed manufacturing overhead costs, which was partially offset by a better mix of lower labor costs and higher margin products.

Net loss for the year ended December 31, 2025 was ($56.7) million compared to net loss of ($12.4) million for the year ended 2024, primarily due to goodwill impairment in the first quarter of 2025 of $48.0 million. The Company’s net loss for 2025 included costs of ($1.8) million in connection with our debt refinancing and a loss on pension settlement of ($1.2) million. Adjusted EBITDA for the year ended December 31, 2025 was $8.1 million, compared to adjusted EBITDA of $7.2 million for the year ended 2024. Cash provided by operations was $6.7 million during the year ended December 31, 2025, compared to $1.4 million in the year ended 2024.

This press release includes certain financial information presented on an adjusted, or non-GAAP, basis. For additional information on the non-GAAP financial measures included in this press release, see “Use of Non-GAAP Financial Information” and “Reconciliation of GAAP to Non-GAAP Financial Measures” below.

First Quarter 2026 Guidance

The Company expects:

•	Revenue between $20.0 million and $22.0 million
•	Adjusted gross margin between 57% and 59%
•	Adjusted EBITDA between $1.0 million and $2.2 million.

Note that the prior-year comparable first quarter period did not include tariff impacts and was minimally affected by NIH funding headwinds.

Full Year 2026 Guidance

Guidance for the full year 2026 is expected to be driven by higher margin New Product Innovation (NPI) revenue as the Company focuses on Translational Science. Growth is expected to be supported by a stabilized NIH funding environment and a reduction in tariff disruptions. The Company expects:

•	Revenue growth between 2% and 4%
•	Adjusted gross margin between 58% and 60%
•	Adjusted EBITDA growth between 6% and 10%.

Webcast and Conference Call Details

In conjunction with this announcement, the Company will be hosting a conference call and webcast today at 8:00 a.m. Eastern Time. A presentation that will be referenced during the webcast will be posted to the Company’s Investor Relations website shortly before the webcast begins.

Analysts who would like to join the call and ask a question must register here. Once registered, you will receive the dial-in numbers and a unique PIN number.

Participants who would like to join the audio-only webcast should go to our events and presentations on the investor website here (https://investor.harvardbioscience.com/events-and-presentations).

Use of Non-GAAP Financial Information

In this press release we have included non-GAAP financial information, including one or more of adjusted operating income (loss), adjusted operating margin, adjusted net income (loss), adjusted EBITDA, adjusted EBITDA margin, diluted adjusted earnings (loss) per share, and net debt. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of our business. For the periods presented, these non-GAAP financial measures have excluded certain expenses and income resulting from items that we do not believe are reflective of the underlying operations of the business. Items excluded include stock-based compensation, amortization of intangibles related to acquisitions, other operating expenses, goodwill impairment, interest and other expense, net, loss on pension settlement, loss on equity securities, income taxes, and the tax impact of reconciling items. Management believes that this non-GAAP financial information is important in comparing current results with prior period results and is useful to investors and financial analysts in assessing the Company’s operating performance.

Historical non-GAAP financial information included herein is accompanied by a reconciliation to the nearest corresponding GAAP measure, which is included below.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different from other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience, Inc. is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental advances in life science applications, including research, drug and therapy discovery, bio-production and preclinical testing for pharmaceutical and therapy development. Our customers range from renowned academic institutions and government laboratories to the world’s leading pharmaceutical, biotechnology and contract research organizations. With operations in the United States, Europe, and China, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend,” “believe” and similar expressions or statements that do not relate to historical matters. Forward-looking statements include, but are not limited to, information concerning expected future financial and operational performance including revenues, adjusted gross margin, adjusted EBITDA, gross margin, cash and debt position, balance sheet, growth and the introduction of new products, the strength of the Company’s market position, business model and anticipated macroeconomic conditions. Forward-looking statements do not guarantee future performance and involve known and unknown uncertainties, risks, assumptions, and contingencies, many of which are outside the Company’s control. Risks and other factors that could cause the Company’s actual results to differ materially from those described in its forward-looking statements include those described in the “Risk Factors” section of the Company’s most recently filed Annual Report on Form 10-K and the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as well as in the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are based on the Company’s expectations and assumptions as of the date of this document. Except as required by law, the Company assumes no obligation to update forward-looking statements to reflect any change in expectations, even as new information becomes available.

Investor Inquiries:

Mark Frost

Chief Financial Officer

(508) 893-3120

investors@harvardbioscience.com

HARVARD BIOSCIENCE, INC.

Consolidated Statements Of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenues	$23,735	$24,556	$86,550	$94,135
Cost of revenues	9,563	10,545	36,640	39,369
Gross profit	14,172	14,011	49,910	54,766

Sales and marketing expenses	5,093	5,395	19,216	22,212
General and administrative expenses	4,119	4,803	17,742	21,493
Research and development expenses	2,183	2,328	8,825	10,406
Amortization of intangible assets	850	1,257	4,027	5,255
Goodwill impairment	-	-	47,951	-
Other operating expenses	217	217	729	1,611
Total operating expenses	12,462	14,000	98,490	60,977

Operating income (loss)	1,710	11	(48,580)	(6,211)

Other expense:
Interest expense	(1,660)	(1,180)	(4,917)	(3,536)
Loss on pension settlement	(1,233)	-	(1,233)	-
Loss on equity securities	-	-	-	(1,593)
Other (expense) income, net	(2,021)	1,759	(2,656)	(325)
Total other expense	(4,914)	579	(8,806)	(5,454)

(Loss) income before income taxes	(3,204)	590	(57,386)	(11,665)
Income tax (benefit) expense	(357)	572	(686)	740
Net (loss) income	$(2,847)	$18	$(56,700)	$(12,405)

(Loss) earnings per share:
Basic (loss) earnings per share	$(0.06)	$0.00	$(1.28)	$(0.28)

Diluted (loss) earnings per share	$(0.06)	$0.00	$(1.28)	$(0.28)

Weighted-average common shares:
Basic	44,602	43,659	44,391	43,538

Diluted	44,602	44,454	44,391	43,538

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheets
(In thousands)

	December 31,
	2025	2024
Assets
Cash and cash equivalents	$8,614	$4,108
Accounts receivable, net	16,043	14,866
Inventories	20,805	23,245
Other current assets	2,763	2,898
Total current assets	48,225	45,117
Property, plant and equipment	4,787	5,106
Goodwill and other intangibles	17,198	67,456
Other long-term assets	9,861	8,965
Total assets	$80,071	$126,644

Liabilities and Stockholders' Equity
Current portion of long-term debt	$-	$36,956
Other current liabilities	21,960	18,002
Total current liabilities	21,960	54,958
Long-term debt, net	35,870	-
Other long-term liabilities	8,507	8,346
Stockholders’ equity	13,734	63,340
Total liabilities and stockholders’ equity	$80,071	$126,644

HARVARD BIOSCIENCE, INC.
Condensed Consolidated Statements Of Cash Flows
(In thousands)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cash flows from operating activities:
Net (loss) income	$(2,847)	$18	$(56,700)	$(12,405)
Adjustments to operating cash flows	3,669	2,300	57,756	13,780
Changes in operating assets and liabilities	(918)	(593)	5,673	65
Net cash (used in) provided by operating activities	(96)	1,725	6,729	1,440

Cash flows from investing activities:
Additions to property, plant and equipment	(449)	(301)	(1,258)	(2,644)
Acquisition of intangible assets	(150)	(165)	(605)	(619)
Proceeds from sale of marketable equity securities	-	-	-	1,919
Net cash used in investing activities	(599)	(466)	(1,863)	(1,344)

Cash flows from financing activities:
Borrowing from revolving line of credit	-	-	-	8,800
Borrowing from term loans	40,000	-	40,000	-
Repayment of revolving line of credit	(12,650)	-	(12,650)	(2,550)
Repayment of term debt	(21,700)	(1,000)	(24,700)	(6,023)
Payment of debt issuance costs	(3,145)	-	(3,832)	(161)
Proceeds from exercise of employee stock options and purchases	1	161	47	380
Taxes paid related to net share settlement of equity awards	(57)	(518)	(156)	(577)
Net cash provided by (used in) financing activities	2,449	(1,357)	(1,291)	(131)

Effect of exchange rate changes on cash and cash equivalents	43	(363)	931	(140)
Increase (decrease) in cash and cash equivalents	1,797	(461)	4,506	(175)
Cash and cash equivalents at the beginning of period	6,817	4,569	4,108	4,283
Cash and cash equivalents at the end of period	$8,614	$4,108	$8,614	$4,108

HARVARD BIOSCIENCE, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)

(In thousands, except per share data and percentages)

	Three Months Ended		Year Ended
	December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

GAAP operating income (loss)	$1,710	$11	$(48,580)	$(6,211)
Stock-based compensation	459	961	1,855	4,340
Acquired asset amortization	850	1,257	4,027	5,255
Goodwill impairment	-	-	47,951	-
Other operating expenses (1)	217	217	729	1,611
Other adjustments	46	42	181	299
Adjusted operating income	$3,282	$2,488	$6,163	$5,294

Operating margin	7.2%	0.0%	(56.1%)	(6.6%)
Adjusted operating margin	13.8%	10.1%	7.1%	5.6%

GAAP net (loss) income	$(2,847)	$18	$(56,700)	$(12,405)
Stock-based compensation	459	961	1,855	4,340
Acquired asset amortization	850	1,257	4,027	5,255
Goodwill impairment	-	-	47,951	-
Other operating expenses (1)	217	217	729	1,611
Loss on pension settlement	1,233	-	1,233	-
Other adjustments	46	42	181	299
Loss on equity securities	-	-	-	1,593
Income taxes	(11)	191	(277)	568
Adjusted net (loss) income	(53)	2,686	(1,001)	1,261
Depreciation & amortization	501	503	1,918	1,902
Interest and other expense, net	3,681	(579)	7,573	3,861
Adjusted income taxes (2)	(346)	381	(409)	172
Adjusted EBITDA	$3,783	$2,991	$8,081	$7,196
Adjusted EBITDA margin	15.9%	12.2%	9.3%	7.6%

Diluted (loss) earnings per share (GAAP)	$(0.06)	$0.00	$(1.28)	$(0.28)

Diluted adjusted (loss) earnings per share	$(0.00)	$0.06	$(0.02)	$0.03
Weighted-average common shares:
Diluted GAAP	44,602	43,659	44,391	43,538

Diluted Adjusted	45,220	44,454	44,674	44,391

	December 31,
	2025	2024
Debt, including unamortized deferred financing costs	$35,870	$36,956
Unamortized deferred financing costs	4,130	394
Cash and cash equivalents	(8,614)	(4,108)
Net debt	$31,386	$33,242

(1) Other operating expenses for the year ended December 31, 2025, were $0.7 million, including a fee of $0.5 million in connection with the receipt of employee retention tax credits and restructuring costs of $0.2 million in connection with headcount reductions. Other operating expenses for the year ended December 31, 2024, were $1.6 million, including $0.8 million in connection with headcount reductions, a fee of $0.5 million in connection with the receipt of employee retention tax credits, and $0.3 million related to settlement of an unclaimed property audit. Other operating expenses for the three months ended December 31, 2025 includes $0.2 million of commission fee paid in connection with the receipt of employee retention credits. Other operating expenses for the three months ended December 31, 2024 includes $0.2 million of restructuring-related charges.

(2) Adjusted income taxes includes the tax effect of adjusting for the reconciling items using the tax rates in the jurisdictions in which the reconciling items arise.